EX-99.g.1.b
AMENDMENT NO. 2, DATED MARCH 2, 2010,
TO THE CUSTODY AGREEMENT DATED MARCH 18, 2009 BY AND BETWEEN THE
BANK OF NEW YORK MELLON (“BNY Mellon”) AND EACH SERIES OF THE EGA
EMERGING GLOBAL SHARES TRUST LISTED ON SCHEDULE II TO THE
AGREEMENT (THE “FUNDS”)

WHEREAS, the parties wish to amend the Custody Agreement:

NOW THEREFORE, the Funds and BNY Mellon hereby agree to amend the Custody Agreement as follows:

Schedule II to the Agreement is replaced with the attached Amended and Restated Schedule II

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

EGA EMERGING GLOBAL SHARES TRUST,
ON BEHALF OF EACH FUND LISTED ON
SCHEDULE II                                                                                      THE BANK OF NEW YORK MELLON

By: :_________________                                                                 By:_________________
Name:                                                                                                      Name:
Title:                                                                                                        Title:

Schedule II to Custody Agreement
dated March 2, 2010

Funds	NYSE
Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund	EEG
Emerging Global Shares Dow Jones Emerging Markets Basic Materials Titans Index Fund	EBM
Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund	EMT
Emerging Global Shares Dow Jones Emerging Markets Consumer Goods Titans Index Fund	ECG
Emerging Global Shares Dow Jones Emerging Markets Consumer Services Titans Index Fund	ECN
Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund	EEO
Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund	EFN
Emerging Global Shares Dow Jones Emerging Markets Health Care Titans Index Fund	EHK
Emerging Global Shares Dow Jones Emerging Markets Industrials Titans Index Fund	EID
Emerging Global Shares Dow Jones Emerging Markets Technology Titans Index Fund	ETX
Emerging Global Shares Dow Jones Emerging Markets Telecom Titans Index Fund	ETS
Emerging Global Shares Dow Jones Emerging Markets Utilities Titans Index Fund	EUT
Emerging Global Shares INDXX India Infrastructure Index Fund	INXX
Emerging Global Shares INDXX China Infrastructure Index Fund	CHXX
Emerging Global Shares INDXX India Mid Cap Index Fund	INMC
Emerging Global Shares INDXX China Mid Cap Index Fund	CHMC
Emerging Global Shares INDXX Brazil Infrastructure Index Fund	BRXX
Emerging Global Shares INDXX Brazil Mid Cap Index Fund	BZMC
Emerging Global Shares Dow Jones Emerging Markets Consumer Titans Index Fund	[ ]